UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2006
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission	(IRS Employer
File Number)	Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     On January 31, 2006, Transmeta Corporation (“Transmeta” or the “Company”) entered into a Consulting Agreement with Richard Hugh Barnes, a non-employee member of the Company’s Board of Directors (the “Board”). Under the terms of the Consulting Agreement, in addition to and independent of his service as a member of the Board, Mr. Barnes will serve as a consultant to the Company through December 31, 2006, unless the Consulting Agreement is earlier terminated. Under the terms of the Consulting Agreement, Mr. Barnes will be paid a quarterly consulting fee of $10,000, starting with the first calendar quarter of 2006, in compensation for his services as a consultant.
     A copy of the Consulting Agreement dated January 31, 2006 between the Company and Mr. Barnes is attached to this report as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.
Item 9.01     Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Exhibit Title or Description

10.1	Consulting Agreement between Richard Hugh Barnes and Transmeta Corporation dated January 31, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: February 6, 2006	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description

10.1	Consulting Agreement between Richard Hugh Barnes and Transmeta Corporation dated January 31, 2006.